William B. Conway Jr.
Illinova Corporation
500 South 27th Street
Decatur, Illinois 62521

Dear Mr. Conway:

         This letter is to confirm the terms of your employment with Illinova Corporation.

I. Employment Date. Your first day of employment will be April 12, 1999 (the "Employment Date").

I. Salary. Your annual base salary will be $295,000, subject to periodic review to determine whether an increase is appropriate.

I. Bonus. You will be entitled to participate in the Executive Incentive Compensation Plan. Your bonus under the Executive Incentive Compensation Plan will be $118,000 (which is 40% of your salary) if the target level of performance is achieved, and your bonus will be $177,000 (which is 60% of your salary) at the maximum achievement level.

I. Long-Term Incentive Award. For 1999, your entire long-term incentive award will be in the form of a stock option, the terms of which are reflected in the enclosed stock option agreement. The option will be granted as of the Employment Date, and the exercise price per share will be the fair market value of a share of stock on the grant date. After 1999, 50% of your long-term incentive award will be made as a stock option grant, and the remaining 50% will be made as a performance share grant.

I. Supplemental Pension. In lieu of participation in the Company's Supplemental Executive Retirement Plan, you will be covered by the enclosed Supplemental Pension Plan.

I. Retention Agreement. You will be covered by the enclosed Employee Retention Agreement, which provides benefits in the event of a Change in Control.

I. Loan. To compensate you for amounts you have foregone by leaving Troutman Sanders LLP to join Illinova Corporation, you will be entitled to a loan from the Company of $250,000. The terms of the loan are reflected in the enclosed letter and promissory note.

I. Lump Sum Death Benefits. If your death should occur while you are employed by the Company, your surviving spouse (or, if she does not survive you, the beneficiary designated by you) will be entitled to a lump sum death benefit of two times the amount of your salary plus your target bonus at the time of your death. In lieu of receiving this lump sum death benefit, your surviving spouse may elect to receive the surviving spouse benefit under the Supplemental Pension

Plan. (If your spouse does not survive you, only the death benefit described in this paragraph is payable. The Supplemental Pension Plan does not provide for other survivor benefits.)

I. Termination. You may resign from the Company at any time for any reason, and the Board of Directors of the Company may terminate your employment at any time for any reason. At the time of your termination of employment, you (or your estate) will be entitled to the compensation and benefits specified in this letter and the enclosed material, as well as to the other benefits you earned while employed by the Company, to the extent such compensation and benefits are payable on your termination of employment.

         If the foregoing reflects your understanding of the terms of your agreement with the Company, please so indicate by signing and returning a copy of this letter to the undersigned, along with a signed copy of each of the enclosures.


                                                            Very truly yours,

                                                            Illinova Corporation



                                                            Charles E. Bayless

Accepted and agreed to this 13th day of April, 1999.



         William B. Conway Jr.

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                              ILLINOVA CORPORATION
                   1992 LONG-TERM INCENTIVE COMPENSATION PLAN

     THIS AGREEMENT, entered into as of the 12th day of April, 1999 (the "Grant Date"), by and between Illinova Corporation, an Illinois corporation (the "Company") and William B. Conway Jr. (the "Employee"),

                                WITNESSETH THAT:

         WHEREAS, the Company maintains the Illinova Corporation 1992 Long-Term Incentive Compensation Plan (the "Plan"), which is incorporated and forms a part of this Agreement, for the benefit of key employees of the Company and its Subsidiaries;

         WHEREAS, to induce the Employee to accept employment by the Company, the Company has agreed to grant to the Employee the option described in this Agreement; and

         WHEREAS, the Employee and the Company desire to enter into this Agreement reflecting the award of such option;

         NOW, THEREFORE, IT IS AGREED, by and between the Company and the Employee as follows:

                                   SECTION ONE
                                      GRANT

         Subject to the terms and conditions of the Plan and this Agreement, the Employee is hereby awarded an option to purchase 30,000 shares of Stock (the "Option"). The Option is not intended, and shall not be treated, as an incentive stock option (as that term is used in Section 422 of the Code).

                                   SECTION TWO
                                  OPTION PRICE

         The option price of each share of stock subject to the Option is $21.781.

                                  SECTION THREE
                            EXERCISE, EXPIRATION AND
                             CANCELLATION OF OPTION

         The Option shall be exercisable by the Employee in accordance with the following schedule:

If the Employee is employed through     The Option shall become exercisable with
       the following  date:               respect to the following number of
                                          shares on and after that date:
------------------------------------ -------------------------------------------
One-year anniversary of Grant Date                  10,000 shares
------------------------------------ -------------------------------------------
Two-year anniversary of Grant Date                  10,000 shares
------------------------------------ -------------------------------------------
Three-year anniversary of Grant Date                10,000 shares
------------------------------------ -------------------------------------------

     If the Employee's employment by the Company continues through the 9-1/2 year anniversary of the Grant Date, then any portion of the Option herein granted and not previously exercisable shall become exercisable on such 9-1/2-year anniversary.

     The Option shall expire as to any  unexercised  portion on the earliest of:

     (a) the tenth anniversary of the date first above written;

     (b) the first anniversary of the Employee's death;

     (c) five years following the Employee's date of retirement; or

     (d) the date of the Employee's Termination; provided that if the Employee's employment ceases because of a Termination, any exercise of the Option occurring on or after the Employee's date of Termination shall be void and shall be ineffective.

         For purposes of this Agreement, the Employee's "date of retirement" shall be the date of Retirement, Early Retirement or Disability Retirement as those terms are defined in the Plan.

         If the Employee exercises the Option with respect to a portion, but not all, of the shares of Stock subject thereto, the Option shall thereafter cease to be exercisable with respect to the shares of Stock for which it was exercised but, subject to the terms and conditions of the Plan and this Agreement, shall continue to be exercisable with respect to the shares of Stock with respect to which it was not exercised.

         If the Employee's Termination occurs prior to the date on which any portion of the Option has become exercisable, that portion of the Option shall be forfeited upon such Termination. Notwithstanding the foregoing provisions of this Agreement, the Option shall not become exercisable and shall be forfeited if the Employee does not become an employee of the Company, and the Option shall be forfeited if the Employee becomes an employee of the Company but voluntarily resigns within 30 days after his initial date of employment.

                                  SECTION FOUR
                               METHOD OF EXERCISE

         Subject to the terms and conditions of the Plan and this Agreement, the Option may be exercised, in whole or in part, by filing a written notice with the Secretary of the Company at its corporate headquarters prior to the date on which the Option expires or is otherwise canceled. Such notice shall specify the date as of which the exercise is to occur and the number of shares of Stock which the Employee elects to purchase and shall be in such form and shall contain such other information as the Secretary of the Company may reasonably require. The election shall be accompanied by payment of the option price for such shares of Stock indicated by the Employee's election, together with the amount of any required state, federal or local withholding taxes arising in connection with the purchase of such Stock. Subject to the provisions of the preceding sentence and the terms of the Plan, payment shall be by cash or check payable to the Company, by delivery of shares of Stock having an aggregate Fair Market Value (determined as of the date of exercise) equal to the option price, and if elected in accordance with this Section 4, the Employee's tax withholding obligation for the shares of Stock, indicated by the Employee's election, or a combination of both.

                                  SECTION FIVE
                                 TRANSFERABILITY

         The Option shall not be transferable by the Employee other than by will or the laws of descent and distribution and, during the life of the Employee, is exercisable only by the Employee or Employee's guardian or legal representative.

                                   SECTION SIX
                         NOTICE OF DISPOSITION OF SHARES

         The Employee agrees to notify the Company promptly in the event of disposal of any shares of Stock acquired upon the exercise of the Option, including a disposal by sale, exchange, gift or transfer of legal title.

                                  SECTION SEVEN
                                 ADMINISTRATION

         The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement that it has with respect to the Plan. Any interpretation of this Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

                                  SECTION EIGHT
                                  PLAN GOVERNS

         Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Employee from the office of the Secretary of the Company.
Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Agreement.

                                  SECTION NINE
                                    AMENDMENT

         This Agreement may be amended by written agreement of the Employee and the Company, acting pursuant to authority from the Committee, without the consent of any other person.

                                   SECTION TEN
                   CONTINUED EMPLOYMENT, RIGHTS AS SHAREHOLDER

         This Agreement does not constitute a contract of employment, and does not give the Employee the right to be employed by the Company or its Subsidiaries. This Agreement does not confer on the Employee any rights as a shareholder of the Company prior to the date on which the Employee fulfills all conditions for receipt of Stock pursuant to this Agreement and the Plan.

                                 SECTION ELEVEN
                                  GOVERNING LAW

         This Agreement shall be construed and administered in accordance with the laws of the State of Illinois, without regard to the principles of conflicts of law.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                                ------------------------------
                                                William B. Conway Jr.


                                                Illinova Corporation

                                                By:___________________________
                                                   Charles E. Bayless
                                                   Chairman, President and Chief
                                                   Executive Officer

ATTEST:



---------------------------------

                              ILLINOVA CORPORATION
                            SUPPLEMENTAL PENSION PLAN

     The Supplemental Pension Plan (the "Plan") is adopted effective as of April 12, 1999. The Plan is established and maintained by Illinova Corporation for the purpose of providing benefits for the Participant, William B. Conway Jr. Accordingly, Illinova Corporation hereby adopts the Plan pursuant to the terms and provisions set forth below:

                                    ARTICLE I

                                   Definitions

         Wherever used herein the following terms shall have the meanings hereinafter set forth:

         1.1 "Accrued Vested Benefit" of the Participant shall have the meaning determined in accordance with Section 3.1.

         1.2 "Board" means the Board of Directors of the Company.

         1.3  "Cause" means:

     (a) the Participant's conviction of any criminal violation involving dishonesty, fraud, or breach of trust,

     (b)  the  Participant's   willful  engagement  in  any  misconduct  in  the
          performance of the Participant's duty that materially injures the Company,

     (c) the Participant's performance of any act which, if known to the shareholders or regulators of the Company or any of its subsidiaries, would materially and adversely affect the business of the Company or any of its subsidiaries, or

     (d) the Participant's willful and substantial nonperformance of assigned duties; provided that such nonperformance has continued more than ten days after the Company has given written notice of such nonperformance and of its intention to terminate the Participant's employment because of such nonperformance.

     1.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

     1.5 "Company" means Illinova Corporation, an Illinois corporation, or, to the extent provided in Section 7.8, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.

     1.6 "Earnings" of the Participant for any calendar month means the Participant's accrued salary and bonus for that month and, for this purpose, shall include any portion of such salary or bonus that would otherwise have been includible for the month but is contributed by the Company on behalf of the Participant pursuant to the Participant's election under a "qualified cash or deferred arrangement" (as defined in section 401(k) of the Code) that is part of any qualified profit sharing plan maintained by the Company. For purposes of this definition, the Participant's bonus for any month is the bonus amount earned under the Executive Incentive Compensation Plan (or any other successor plan providing for an annual bonus) for that month. For each calendar year, the annual bonus shall be deemed to be earned evenly during each of the months in which the Participant was employed by the Company during that year.

     1.7 "Final Average Earnings" means the average of the Participant's monthly Earnings during the 36 consecutive calendar months that produces the highest average and that occurs during the last 60 calendar months ending with the calendar month in which the Participant's employment with the Company terminates. If the Participant total employment period with the Company is less than 36 calendar months, his Final Average Earnings shall be determined by averaging (on a calendar month basis) the Earnings received by him from the Company during his entire period of employment.

     1.8 "Normal Retirement Date" means the first day of the calendar month coinciding with or next following the Participant's 65th birthday.

     1.9 "Participant" means William B. Conway Jr.

     1.10 "Plan" means the Illinova Corporation Supplemental Pension Plan.

     1.11 "Qualified Plan" means the Illinois Power Company Retirement Income Plan for Salaried Employees or any successor plan.

     1.12 "Qualified Plan Retirement Benefit" means the benefit payable to a Participant pursuant to the Qualified Plan by reason of his termination of employment with the Company for any reason other than death.

     1.13 "Qualified Plan Surviving Spouse Benefit" means the benefit payable to the Surviving Spouse of the Participant pursuant to the Qualified Plan in the event of the death of the Participant at any time prior to commencement of payment of his Qualified Plan Retirement Benefit.

     1.14 "Supplemental Retirement Benefit" means the benefit payable to the Participant pursuant to the Plan by reason of his termination of employment with the Company for any reason other than death.

     1.15 "Surviving Spouse" means a person who is married to the Participant at the date of his death and for at least one year prior thereto.

     1.16 "Supplemental Surviving Spouse Benefit" means the benefit payable to a Surviving Spouse pursuant to the Plan.

     1.17 The Participant's "termination" of employment with the Company shall be deemed to occur on the day immediately following the date on which he is last employed by the Company.

     1.18 Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

                                   ARTICLE II
                                   Eligibility

     The Participant shall be eligible to receive a Supplemental Retirement Benefit to the extent provided in Article III of the Plan. If the Participant dies prior to commencement of payment of his Qualified Plan Retirement Benefit, the Surviving Spouse of the Participant shall be eligible to receive a Supplemental Surviving Spouse Benefit to the extent provided in Article IV of the Plan.

                                   ARTICLE III
                         Supplemental Retirement Benefit

     3.1 Amount. The Supplemental Retirement Benefit shall be payable to the Participant in the form of a straight life annuity over the lifetime of the Participant only, commencing on his Normal Retirement Date, and shall consist of a monthly amount equal to the excess of the amount described in paragraph (a) over the amount described in paragraph (b) below:

          (a)  the Participant's Accrued Vested Benefit;

           LESS

          (b) the monthly amount of the Qualified Plan Retirement Benefit actually payable to the Participant under the Qualified Plan.

     The amounts described in (a) and (b) shall be computed as of the date of termination of employment of the Participant with the Company in the form of a straight life annuity payable over the lifetime of the Participant only commencing on his Normal Retirement Date.

     The   Participant's   "Accrued  Vested  Benefit"  shall  be  determined  in
accordance with the following:

     (i) if the Participant's employment with the Company terminates for any reason prior to January 1, 2000, his Accrued Vested Benefit shall be zero, and he shall not be entitled to any benefits under the Plan;

     (ii) if the Participant's employment with the Company terminates after December 31, 1999, and the termination occurs by reason of his being discharged by the Company without Cause, or if the Participant's employment with the Company terminates on or after April 12, 2009, for any reason, the Participant's Accrued Vested Benefit shall be equal to 40% of the Participant's Final Average Earnings as of the date of his termination of employment; and

     (iii)if the Participant's employment with the Company terminates after December 31, 1999, and prior to April 12, 2009, and the termination occurs for any reason other than his being discharged by the Company without Cause, the Participant's Accrued Vested Benefit shall be equal to 40% of the Participant's Final Average Earnings as of the date of his termination of employment, multiplied by the vesting percentage determined in accordance with the following schedule:

----------------------------------------- --------------------------------------
If the Participant's employment with the        The vesting percentage shall be:
   Company terminates during this period:
----------------------------------------- --------------------------------------
  On or after April 12, 2000, and before
              April 12, 2001                               10%
----------------------------------------- --------------------------------------
  On or after April 12, 2001, and before
              April 12, 2002                               20%
----------------------------------------- --------------------------------------
  On or after April 12, 2002, and before
              April 12, 2003                               30%
----------------------------------------- --------------------------------------
  On or after April 12, 2003, and before
              April 12, 2004                               40%
----------------------------------------- --------------------------------------
  On or after April 12, 2004, and before
              April 12, 2005                               50%
----------------------------------------- --------------------------------------
  On or after April 12, 2005, and before
              April 12, 2006                               60%
----------------------------------------- --------------------------------------
  On or after April 12, 2006, and before
              April 12, 2007                               70%
----------------------------------------- --------------------------------------
  On or after April 12, 2007, and before
              April 12, 2008                               80%
----------------------------------------- --------------------------------------
  On or after April 12, 2008, and before
              April 12, 2009                               90%
----------------------------------------- --------------------------------------
        After April 12, 2009                              100%
----------------------------------------- --------------------------------------

         3.2 Form of Benefit. The Supplemental Retirement Benefit payable to the Participant shall be paid in the same form under which the Qualified Plan Retirement Benefit is payable to the Participant. The Participant's election under the Qualified Plan of any optional form of payment of his Qualified Plan Retirement Benefit shall also be applicable to the payment of his Supplemental Retirement Benefit.

         3.3 Commencement of Benefit. Payment of the Supplemental Retirement Benefit to the Participant shall commence on the same date as payment of the Qualified Plan Retirement Benefit to the Participant commences. Any election under the Qualified Plan made by the Participant with respect to the commencement of payment of his Qualified Plan Retirement Benefit shall also be applicable with respect to the commencement of payment of his Supplemental Retirement Benefit.

         3.4 Approval of Company. Notwithstanding the provisions of Sections 3.2 and 3.3 above, an election made by the Participant under the Qualified Plan with respect to the form of payment of his Qualified Plan Retirement Benefit or the date for commencement of payment thereof shall not be effective with respect to the form of payment or date for commencement of payment of his Supplemental Retirement Benefit hereunder unless such election is expressly approved in writing by the Company with respect to his Supplemental Retirement Benefit. If the Company shall not approve such election in writing, then the form of payment or date for commencement of payment of the Participant's Supplemental Retirement Benefit shall be selected by the Company in its sole discretion. If benefits are payable to the Participant under this Plan, but no benefits are payable to the Participant under the Qualified Plan, the time and form of benefit shall be selected by the Participant, subject to the consent of the Company, from among the alternatives that would be available under the Qualified Plan (or such other alternatives permitted by the Company).

         3.5 Actuarial Equivalent. A Supplemental Retirement Benefit which is payable in any form other than a straight life annuity over the lifetime of the Participant, or which commences at any time prior to the Participant's Normal Retirement Date, shall be the actuarial equivalent of the Supplemental Retirement Benefit set forth in Section 3.1 above as determined by the same actuarial adjustments as those specified in the Qualified Plan with respect to determination of the amount of the Qualified Plan Retirement Benefit.

                                   ARTICLE IV
                      Supplemental Surviving Spouse Benefit

         4.1 Amount. If the Participant dies either:

(i)      while employed by the Company; or

(ii) prior to commencement of payment of his Supplemental Retirement Benefit under this Plan, but after his employment with the Company has terminated with an Accrued Vested Benefit that is greater than zero;

         then a Supplemental Surviving Spouse Benefit is payable to his Surviving Spouse as hereinafter provided. The monthly amount of the Supplemental Surviving Spouse Benefit payable to a Surviving Spouse shall be equal to the excess of the amount described in paragraph (a) over the amount described in paragraph (b) below:

(a) the monthly amount of the Qualified Plan Surviving Spouse Benefit to which the Surviving Spouse of the Participant would have been entitled under the Qualified Plan, but determined by applying the Surviving Spouse Benefit provisions of the Qualified Plan as though the amount of the monthly benefit (payable in the form of a straight life annuity commencing at the Participant's Normal Retirement Date) which the Participant had earned on the date of his death had been equal to the amount of his Accrued Vested Benefit (as defined in Section 3.1 of this Plan);

                                      LESS

(b)      the monthly amount  of  the  Qualified   Plan Surviving Spouse  Benefit
         actually payable to the Surviving Spouse under the Qualified Plan.

         Notwithstanding any other provision of the Plan, the Surviving Spouse shall be entitled to benefits under this Section 4.1 only if she waives all rights to receive the lump sum death benefits to which she would otherwise be entitled under the provisions of the April 12, 1999 letter to the Participant from the Company, with such waiver to be made within 90 days after the Participant's death in accordance with the procedures established by the Company.

         4.2 Form and Commencement of Benefit. A Supplemental Surviving Spouse Benefit shall be payable over the lifetime of the Surviving Spouse only in monthly installments commencing on the date for commencement of payment of the Qualified Plan Surviving Spouse Benefit to the Surviving Spouse and terminating on the date of the last payment of the Qualified Plan Surviving Spouse Benefit made before the Surviving Spouse's death.

                                    ARTICLE V
                           Administration of the Plan

         5.1 Administration by the Company. The Company shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

         5.2 General Powers of Administration. All provisions set forth in the Qualified Plan with respect to the administrative powers and duties of the Company, expenses of administration and procedures for filing claims shall also be applicable with respect to the Plan. The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan.

                                   ARTICLE VI
                            Amendment or Termination

         The Plan may be amended or terminated at any time by the Board, provided however that, notwithstanding any other provision of the Plan, no amendment or termination that would adversely affect the rights of the Participant or his Surviving Spouse (including, without limitation, his right to accrue future benefits) may be made by the Company except with the written consent of the Participant (or, in the event of his death, with the written consent of the Surviving Spouse).

                                   ARTICLE VII
                               General Provisions

         7.1 Funding. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. No Participant, Surviving Spouse or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and any such Participant, Surviving Spouse or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.

         7.2 General Conditions. Except as otherwise expressly provided herein, all terms and conditions of the Qualified Plan applicable to a Qualified Plan Retirement Benefit or a Qualified Plan Surviving Spouse Benefit shall also be applicable to a Supplemental Retirement Benefit or a Supplemental Surviving Spouse Benefit payable hereunder. Any Qualified Plan Retirement Benefit or Qualified Plan Surviving Spouse Benefit, or any other benefit payable under the Qualified Plan, shall be paid solely in accordance with the terms and conditions of the Qualified Plan and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Qualified Plan.

         7.3 No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder.

         7.4 No Enlargement of Employee Rights. No Participant or Surviving Spouse shall have any right to a benefit under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company.

         7.5 Spendthrift Provision. No interest of any person or entity in, or right to receive a benefit under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a benefit be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

         7.6 Applicable Law. The Plan shall be construed and administered under the laws of the State of Illinois.

         7.7 Incapacity of Recipient. If any person entitled to a benefit payment under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

         7.8 Corporate Successors. The Plan shall be binding upon, and inure to the benefit of, the Company and its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business, and the successor shall be substituted for the Company under the Plan.

         7.9 Unclaimed Benefit. The Participant shall keep the Company informed of his current address and the current address of his spouse. The Company shall not be obligated to search for the whereabouts of any person. If the location of the Participant is not made known to the Company within three (3) years after the date on which payment of the Participant's Supplemental Retirement Benefit may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of the Participant, the Company is unable to locate any Surviving Spouse of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or Surviving Spouse or any other person and such benefit shall be irrevocably forfeited.

         7.10 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant, former Participant, Surviving Spouse or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

         IN WITNESS WHEREOF, the undersigned, on behalf of the Company, has executed this Plan to witness its adoption by the Company April _____, 1999, and the Participant has executed this Plan to witness his understanding that it reflects his agreement with the Company.

                                                     ILLINOVA CORPORATION


                                                     By:________________________

Accepted and agreed to this
 ____ day of April, 1999.




      William B. Conway Jr.

                              ILLINOVA CORPORATION
                          EMPLOYEE RETENTION AGREEMENT

     THIS EMPLOYEE RETENTION AGREEMENT (the "Agreement") is entered into the 12th day of April, 1999 by and between ILLINOVA CORPORATION, an Illinois corporation (the "Company") and William B. Conway Jr. (the "Employee").

     WHEREAS, the Company desires to retain the services of Employee in connection with any change in control of the Company;

     NOW, THEREFORE, in consideration of continued employment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee agree as follows:

     1. Change in Control Benefits.  The provisions of paragraphs (a), (b), (c),
(d) and (e) below shall apply if a Termination Event occurs:

(a) The Employee shall be entitled to receive from the Company, within 30 days of the Termination Event or, in the case of a Termination Event that occurs under paragraph 2(a)(iv)(C) (relating to termination prior to a Change in Control at the request of an acquiror), within 30 days following the Change in Control, a lump sum cash payment equal to three times the sum of: (I) the greater of the Employee's annual salary rate in effect on the date of the Change in Control, or the Employee's annual salary rate in effect on the date Employee's employment with the Company terminates; plus (II) the amount of the latest annual bonus earned by Employee, provided that the amount described in this paragraph (II) shall be zero unless the Employee has received an annual bonus in one or more of the three calendar years last preceding the termination.

(b) Notwithstanding any provision in the promissory note or the tax letter to the contrary, any obligation of the Employee for payment of principal and interest otherwise due under the promissory note shall be forgiven, and the Employee shall be entitled to the tax gross-up payment as described in the tax letter with respect to such forgiven interest (but not with respect to the forgiven principal). For purposes of this paragraph (b), the term "promissory note" shall mean the promissory note dated April 12, 1999 with respect to the borrowing of $250,000 by the Employee from the Company, and the term "tax letter" shall mean the letter from the Company to the Employee dated April 12, 1999 providing for the tax gross-up with respect to the forgiveness of interest under the promissory note.

(c) Notwithstanding any provision in the Supplemental Pension Plan to the contrary, the Employee's Accrued Vested Benefit under the Supplemental Pension Plan shall be equal to 40% of the Employee's Final Average Earnings (as defined under the Supplemental Pension Plan) as of the date of his termination of employment with the Company.

(d) The Employee and his dependents, if any, shall, for thirty-six (36) months following the Employee's termination of employment or until the Employee reaches 65 years of age or is employed by another employer, if sooner, continue to participate in any benefit plans for the Company which provide health (including medical and dental), life or disability insurance, or similar coverage; provided, however, that if the Employee has attained 50 years of age prior to his date of termination, the Employee and dependents, if any, shall be eligible to participate in any benefit plans of the Company which provide health and life insurance or similar coverage as are then extended to employees of the Company electing early retirement at age 55 on the same terms and subject to the same conditions as are applicable to such employees; provided that such coverage shall not be furnished if the Employee waives coverage by giving written notice of waiver to the Company.

(e) Notwithstanding any provision of the applicable stock option agreement to the contrary, any stock option or portion thereof that is exercisable on the date of the Employee's Termination (as that term is used in the applicable stock option agreement) shall not be forfeited on the date of Termination, but shall instead remain exercisable for the 30-day period following the Termination (or, if greater, the period otherwise specified by the applicable option agreement); provided that, in no event shall such the option be exercisable after the date on which the option would otherwise expire if the Employee had continued in the employ of the Company.

The Employee shall not be required to mitigate damages by seeking other employment or otherwise. Except as specifically provided above with the respect to the Employee's becoming an employee of another employer, the Company's obligations under this paragraph 1 shall not be reduced in any way by reason of any compensation received by the Employee from sources other than the Company after termination of the Employee's employment with the Company.

     The benefits under this paragraph 1 shall be in lieu of, and not inaddition to, any benefits to which the Employee might otherwise be entitled under any other severance plan maintained by the Company providing benefits upon involuntary termination of employment.

     If a Termination Event occurs under paragraph 2(a)(iv)(C) (relating to termination prior to a Change in Control at the request of an acquiror), then the Employee's entitlement to compensation and benefits under this paragraph 1 shall be determined as though: (i) the Employee is rehired by the Company immediately prior to the Change in Control at the salary rate equal to his highest salary rate during the one-year period prior to the date of the Change in Control; (ii) his employment with the Company is terminated under circumstances described in paragraph 2(a)(iv)(A) (relating to termination by the Company without Good Cause) immediately after the Change in Control; (iii) he had retained any options and other benefits that were forfeited by reason of his termination prior to the Change in Control; and (iv) this Agreement is in full force and effect at the time of the Change in Control, and at the time of his deemed termination of employment.

     If the Employee is employed by the Company on the date of a Change in Control then, with respect to any stock option granted to the Employee by the Company prior to the Change in Control that is outstanding on the date of the Change in Control, that option shall vest and be exercisable on and after the date of the Change in Control. Except as otherwise provided in the preceding sentence with respect to exercisability of options, the options shall remain subject to the expiration provisions and other terms of the option awards without regard to the preceding sentence; and the preceding sentence shall not apply to any stock option to the extent that the terms governing such option expressly reference this Agreement and expressly provide that the provisions of such sentence are inapplicable.

     2. Definitions.

     (a) For purposes of this Agreement:

          (i) "Good Cause" shall mean:

               (A) the Employee's conviction of any criminal violation involving dishonesty, fraud, or breach of trust,

               (B) the Employee's willful engagement in any misconduct in the performance of the Employee's duty that materially injures the Company,

               (C) the Employee's performance of any act which, if known to the shareholders or regulators of the Company or any of its subsidiaries, would materially and adversely affect the business of the Company or any of its subsidiaries, or

               (D) the Employee's willful and substantial nonperformance of assigned duties; provided that such nonperformance has continued more than ten days after the Company has given written notice of such nonperformance and of its intention to terminate the Employee's employment because of such nonperformance.


         (ii) "Good Reason" shall exist if, without an Employee's express written consent, the Company shall:

               (A) reduce the salary of the Employee; or

               (B) materially reduce the amount of paid vacations to which the Employee is entitled, or the Employee's fringe benefits and perquisites; or

               (C) significantly change the nature or decrease the scope of the Employee's authority; or

               (D) change by 50 miles or more the principal location in which the Employee is required to perform services.


         (iii) "Change in Control" shall be deemed to occur on the earliest of the existence of one of the following and the receipt of all necessary regulatory approvals therefore:

                (A) The acquisition other than from the Company, by any entity, person or group (including all Affiliates or Associates of such entity, person or group) of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 20% of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, but excluding for this purpose any such acquisition by the Company or any of its subsidiaries or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be;

               (B) The effective time of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger, or consolidation beneficially own, directly and indirectly more than 80% of respectively, the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or of a complete liquidation or dissolution of the Company or of the sale or other disposition of a Substantial Portion of the Property of the Company; or

               (C) The election to the Board of Directors of the Company of directors constituting a majority of the number of the directors in office unless such directors were recommended for election by the existing Board of Directors.

               (iv) A "Termination Event" means the date that the Employee's employment with the Company terminates under one of the following circumstances:

               (A) The Employee's employment is terminated by the Company without Good Cause within two (2) years following a Change in Control.

               (B) The Employee voluntarily terminates employment with Good Reason within two (2) years following a Change in Control.

               (C) The Employee's employment is terminated prior to a Change in Control at the request of an acquiror. For purposes of the definition of Termination Event, a termination will not be deemed to have occurred solely because of the transfer of the Employee between the Company and a subsidiary of the Company, or between two subsidiaries of the Company.

     (b) For purposes of the foregoing, (i) "Affiliate" or "Associate" shall have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, and (ii) "Substantial Portion of the Property of the Company" shall mean 80% of the aggregate book value of the assets of the Company and its Affiliates and Associates as set forth on the most recent balance sheet of the Company, prepared on a consolidated basis, by its regularly employed, independent, certified public accountant.

     (c) Notwithstanding the foregoing, a Change in Control shall not be deemed to occur for the Employee by virtue of any transaction in which such an Employee is a participant in a group effecting an acquisition that constitutes a Change in Control if, after such acquisition, the Employee holds an equity interest in the entity that has made the acquisition.

     3. Litigation Expenses. The Company shall pay to the Employee the attorneys' fees incurred by the Employee in connection with any claim or legal action or proceeding involving this Agreement, whether brought by the Employee or by or on behalf of the Employee or by another party; provided, however, the Company shall not be obligated to pay to the Employee out-of-pocket expenses, including attorneys' fees, incurred by the Employee in any claim or legal action or proceeding in which the Employee is a party adverse to the Company if the Company prevails in such litigation. The Company shall pay prejudgment interest on any money judgment obtained by the Employee, calculated at the published prime interest rate charged by the Company's principal banking connection, as in effect from time to time, from the date that payment(s) to the Employee should have been made under this Agreement.

     4. Post-termination Payment Obligations Absolute. The Company's obligation to pay the Employee the amounts and to make the other arrangements provided for herein to be paid and made after termination of the Employee's employment with the Company shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right that the Company may have against the Employee or anyone else. The Company hereby waives any contract formation defenses that it may have with respect to the Employee Retention program and this Agreement.

     5. Withholding. The Company may withhold from any payment that it isrequired to make under this Agreement amounts sufficient to satisfy applicable withholding requirements under any federal, state, or local law.

     6. Successors. The obligations of the Company provided for in this Agreement shall be the binding legal obligations of any successor to the Company by purchase, merger, consolidation, or otherwise. Rights under this Agreement may not be assigned by the Employee during the Employee's life, and upon the Employee's death will inure to the benefit of the Employee's heirs, legatees and the legal representatives of the Employee's estate.

     7. Interpretation. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Illinois. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

     8. Amendment. This Agreement may be amended or cancelled only by the mutual agreement of the parties in writing without the consent of any other person. So long as the Employee lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

     9. Tax Payments. This paragraph 9 shall apply if all or any portion of the payments and benefits provided to the Employee under this Agreement, or any benefit (including any plan adopted in the future), would otherwise constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), that are subject to the tax imposed by Section 4999 of the Code (or similar tax and/or assessment). If, after the application of such tax and/or assessment, the amount of such payment and benefits would be less than if the payment and benefits had been reduced to an amount that would result in there being no excess parachute payments, then such payments and benefits shall be so reduced (the minimum extent necessary so that no excess parachute payments result). If reduction is necessary hereunder, the Employee shall elect which of the payments and benefits shall be reduced. Determination of whether payments and benefits would constitute excess parachute payments, and the amount of reduction so that no excess parachute payments shall exist, shall be made, at the Company's expense, by the independent accounting firm employed by the Company immediately prior to the occurrence of any change of control of the Company which will result in the imposition of such tax.

         IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement on the ____ day of April, 1999. This Agreement supersedes and replaces any prior agreement between the Company and the undersigned, regarding this subject.
                                               ILLINOVA CORPORATION



             By:______________________________________




             -----------------------------------------
                       WILLIAM B. CONWAY JR.

                                 PROMISSORY NOTE

$250,000.00  April 12, 1999
                                                               Decatur, Illinois

         FOR VALUE RECEIVED, the undersigned, William B. Conway Jr., an individual (the "Employee"), promises to pay to the order of Illinova Corporation, an Illinois corporation (the "Company"), on the date on which the Employee's employment with the Company terminates (the "Maturity Date"), the principal sum of $250,000.00 and any accrued interest on this Note, subject to the provisions of this Note relating to forgiveness of such obligations.

         This Note evidences obligations in connection with a loan made by the Company to the Employee as part of the inducement to the Employee to become employed by the Company.

         The unpaid principal amount of this Note from time to time outstanding shall bear interest at a rate per annum (based upon a 365/366 day year) equal to the applicable Federal rate as of April 12, 1999, as determined for purposes of section 1274(d) of the Internal Revenue Code of 1986, as amended, compounded annually. After the Maturity Date, any unpaid and unforgiven principal amount and accrued unforgiven interest on the unpaid principal amount of this Note shall be payable on demand.

         As of each of the first five one-year anniversaries of April 12, 1999, if the Employee is employed by the Company on such anniversary, an amount equal to $50,000.00 of the principal amount due under this Note, together with the amount of interest that has accrued with respect to the entire unpaid principal and interest amount since the preceding April 12 shall be forgiven. If the Employee's employment with the Company terminates prior to April 12, 2004, and such termination is the result of being discharged by the Company for reasons other than Cause, any remaining principal and interest shall be forgiven. If the Employee's employment with the Company terminates (i) prior to April 12, 2004 by the Company for Cause, or (ii) prior to April 12, 2004 by reason of the Employee's death, disability, or voluntary resignation, then any remaining principal and interest shall become due and payable on the date of such termination of employment. For purposes of this Note, the term "Cause" shall mean:

     (a)  the  Employee's   conviction  of  any  criminal  violation   involving
          dishonesty, fraud, or breach of trust,

     (b) the Employee's willful engagement in any misconduct in the performance of the Employee's duty that materially injures the Company,

     (c) the Employee's performance of any act which, if known to the shareholders or regulators of the Company or any of its subsidiaries, would materially and adversely affect the business of the Company or any of its subsidiaries, or

     (d) the Employee's willful and substantial nonperformance of assigned duties; provided that such nonperformance has continued more than ten days after the Company has given written notice of such nonperformance and of its intention to terminate the Employee's employment because of such nonperformance.

         Subject to the other terms and conditions hereof, the Employee may voluntarily prepay all or any portion of the unpaid and unforgiven principal amount of this Note from time to time outstanding and any accrued and unforgiven interest thereon, without premium or penalty.

         All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America at Decatur, Illinois or such other place as the Company shall designate to the Employee in writing, in cash or by check. If payment hereunder falls due on a day which is either a Saturday, Sunday or any other day on which banks in Decatur, Illinois are not generally open for business to the public (i.e., not a "Business Day"), then such due date shall be extended to the immediately succeeding Business Day, and additional interest shall accrue and be payable for the period of any such extension.

         The Employee agrees that if any of the following events of default (each an "Event of Default") shall occur and be continuing:

     (i) default in the performance or observance of any other agreements of the Employee contained herein, or

     (ii) the institution of any bankruptcy, insolvency, receivership or similar proceeding relating to the Employee or his assets, and if such case or proceeding is not commenced by the Employee, it is consented to or acquiesced in by the Employee or remains for 60 days undismissed;

then the Company may declare this Note and all unpaid and unforgiven principal of and interest on this Note and all accrued costs, expenses and other amounts under this Note to be due and payable, whereupon all unpaid and unforgiven principal of and interest on this Note and all such costs, expenses and other amounts shall immediately become due and payable following such declaration.

         The Employee hereby represents and warrants to the Company as of the date hereof (i) that this Note is the legally valid and binding obligation of the Employee, enforceable against the Employee in accordance with its terms, and
(ii) that the execution, delivery and performance by the Employee of this Note does not conflict with or contravene (a) any law, rule or regulation binding upon the Employee or affecting any of the Employee's assets, (b) any provision of any contract, instrument or agreement binding upon the Employee or affecting any of the Employee's assets, or (c) any writ, order, judgment, decree or decision of any court or governmental instrumentality binding upon the Employee or affecting any of the Employee's assets.

         All notices, certificates and other communications ("Notices") hereunder shall be in writing and may be either delivered personally, by nationally recognized express courier for overnight delivery, or by facsimile (with request for assurance of receipt in a manner appropriate with respect to communications of that type, provided that a confirmation copy is concurrently sent by a nationally recognized express courier for overnight delivery) or mailed, postage prepaid, by certified or registered mail, return receipt requested, addressed as follows:

         If to the Company:                 Illinova Corporation
                                            500 South 27th Street
                                            Decatur, Illinois  62521
                                            Attention: General Counsel

         If to the Employee:                William B. Conway Jr.
                                            Illinova Corporation
                                            500 South 27th Street
                                            Decatur, Illinois  62521

         All notices hereunder shall be sent to the Employee or the Company, as appropriate, at such party's address shown above, or at such other address as such party may, by written notice received by the other party hereto, have designated as its or his address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given five days after the date mailed by registered or certified mail, postage prepaid; and notices sent by hand delivery shall be deemed to have been given when received.

         This Note has been made and delivered at Decatur, Illinois and shall be construed in accordance with and governed by the internal laws of the State of Illinois. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the least extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

         IN WITNESS WHEREOF, the Employee has caused this Note to be executed as of the day and year first above written.

                            -----------------------------
                              William B. Conway Jr.

                                                           April 12, 1999


William B. Conway Jr.
Illinova Corporation
500 South 27th Street
Decatur, Illinois  62521

Dear Mr. Conway:

         This letter is to confirm our verbal agreement that Illinova Corporation (the "Company") will loan you $250,000.00. The Company is making the loan to compensate you for amounts you have foregone by leaving Troutman Sanders LLP to join the Company. As a condition of receiving the loan, you must sign and return one copy of this letter and the enclosed promissory note.

         As indicated in the promissory note, 20% of the principal amount of the loan will be forgiven on each of the first through fifth anniversaries of April 12, 1999, if you are employed by the Company on such anniversary. Also, as of each such anniversary, the entire amount of interest accrued on the outstanding principal during the prior one-year period shall be forgiven.

         As of each anniversary, the amount of the forgiveness of principal or interest on that date will be taxable income to you. As of each date on which the forgiveness occurs, you will become entitled to a tax gross-up payment from the Company in an amount equal to the aggregate of the additional Federal, state and local income taxes payable by you by reason of the forgiveness of the interest amount (but not by reason of the forgiveness of the principal amount), and by reason of your receipt of the gross-up payment.

         If, prior to April 12, 2004, your employment is terminated by the Company for reasons other than Cause (as defined in the attached promissory note), the amount of any outstanding balance of principal and interest will be forgiven, and you will become entitled to a tax gross-up payment in an amount equal to the aggregate of the additional Federal, state and local income taxes payable by you by reason of the forgiveness of the interest amount (but not by reason of the forgiveness of the principal amount), and by reason of your receipt of the gross-up payment. However, if your employment is terminated (i) prior to April 12, 2004 by the Company for Cause, or (ii) prior to April 12, 2004 by reason of your death, disability, or voluntary resignation, then the amount of any outstanding balance of principal and interest will become immediately due and payable. After termination of your employment, if amounts are due from you to repay the loan, and such amounts are otherwise unpaid, the Company retains the right to offset such liability against amounts otherwise due to you from the Company.
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         If the  foregoing  reflects  your  understanding  of the  terms of your agreement with the Company, please so indicate by signing and returning a copy of this letter to the undersigned, along with a signed copy of each of the enclosures.
                                                           Very truly yours,

                                                           Illinova Corporation

                                                           By:
Charles E. Bayless

Accepted and agreed to this
____ day of April, 1999.


     William B. Conway Jr.